UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Tenet Healthcare Corporation (“Tenet”), as part of its previously announced tender offer and consent solicitation for its 9.0% Senior Secured Notes due 2015 (the “2015 Notes”), has purchased approximately $712.968 million aggregate principal amount of its outstanding 2015 Notes (approximately 99.85%), with a portion of the net proceeds from the sale of the 2018 Notes (as defined below). In connection with the tender offer and consent solicitation, on November 21, 2011, Tenet entered into a thirteenth supplemental indenture (the “Thirteenth Supplemental Indenture”) among Tenet, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), amending the base indenture, dated as of November 6, 2001 (the “Base Indenture”), as supplemented by the ninth supplemental indenture, dated as of March 3, 2009, among Tenet, the guarantors party thereto and the Trustee, (the ninth supplemental indenture and the Base Indenture, collectively, the “Indenture”). The Thirteenth Supplemental Indenture eliminated most of the covenants contained in the Indenture with respect to the 2015 Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2015 Notes when due), certain events of default with respect to the 2015 Notes and certain other provisions contained in the Indenture and the 2015 Notes. The tender offer is scheduled to expire at 12:00 midnight (New York City time) on December 5, 2011, unless such date is extended.

A copy of the Thirteenth Supplemental Indenture is attached to this current report on Form 8-K as Exhibit 4.1, and is incorporated herein by reference. The foregoing summary description of the Thirteenth Supplemental Indenture and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Thirteenth Supplemental Indenture.

Additionally, the information in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 21, 2011, Tenet sold $900,000,000 in aggregate principal amount of 6.25% Senior Secured Notes due 2018 (the “2018 Notes”). The 2018 Notes were offered only to eligible purchasers through a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Tenet will pay interest on the 2018 Notes semi-annually, in arrears, on May 1 and November 1 of each year, commencing May 1, 2012, to holders of record on the immediately preceding April 15 and October 15. The 2018 Notes will rank pari passu with Tenet’s 2015 Notes not purchased in the previously announced tender offer, which were issued in March 2009, and 10% Senior Secured Notes due 2018, which were issued in March 2009, and 8.875% Senior Secured Notes due 2019, which were issued in June 2009, and similarly will be guaranteed by and secured by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries.

The 2018 Notes were issued pursuant to the Base Indenture, as supplemented by a fourteenth supplemental indenture (the “Fourteenth Supplemental Indenture”), dated November 21, 2011, among Tenet, certain of its subsidiaries and the Trustee. The Fourteenth Supplemental Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: to incur liens; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Fourteenth Supplemental Indenture also provides that the 2018 Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Fourteenth Supplemental Indenture) of Tenet. In addition, Tenet may, at its option, redeem the 2018 Notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the 2018 Notes being redeemed plus the applicable make-whole premium set forth in the Fourteenth Supplemental Indenture, together with accrued and unpaid interest.

In connection with the issuance of the 2018 Notes, Tenet also entered into an Exchange and Registration Rights Agreement dated as of November 21, 2011 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, which sets forth Tenet’s obligations to register the 2018 Notes under the Securities Act if the 2018 Notes have not become freely tradable (as defined in the agreement) on or before December 5, 2012.

The foregoing is a summary and is qualified by reference to the Fourteenth Supplemental Indenture and Registration Rights Agreement, which are filed herewith as Exhibits 4.2 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On November 21, 2011, Tenet issued a press release announcing (1) the completion of the private offering and the issuance of the 2018 Notes and (2) the early tender results of its previously announced cash tender offer for its outstanding 2015 Notes and related consent solicitation.

For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1

Thirteenth Supplemental Indenture dated as of November 21, 2011 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

4.2

Fourteenth Supplemental Indenture dated as of November 21, 2011 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

10.1	Exchange and Registration Rights Agreement dated as of November 21, 2011, by and among Tenet and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press release issued on November 21, 2011, announcing the completion of a private offering of senior secured notes due 2018 and Tenet’s early tender results of its tender offer for its senior secured notes due 2015 and related consent solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: November 21, 2011

	By:	/s/ Gary Ruff
	Name:	Gary Ruff
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thirteenth Supplemental Indenture dated as of November 21, 2011 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

4.2	Fourteenth Supplemental Indenture dated as of November 21, 2011 among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

10.1	Exchange and Registration Rights Agreement dated as of November 21, 2011, by and among Tenet and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press release issued on November 21, 2011, announcing the completion of a private offering of senior secured notes due 2018 and Tenet’s early tender results of its tender offer for its senior secured notes due 2015 and related consent solicitation.